Exhibit 16

                                                                October 19, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         We have received from Balchem Corporation its form 8-K dated January 9, 1997 in which Balchem Corporation provides reasons for its change in principal accountants. We do not disagree with the reasons provided in that document.

                                         Very Truly Yours,

                                         /s/ Judelson, Giordano, Siegel, CPA, PC
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                                             Judelson, Giordano, Siegel, CPA, PC